EXHIBIT 12


Statement re:  Computation of Ratios

                            MARVEL ENTERPRISES, INC.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS



                               NINE MONTHS ENDED SEPTEMBER 30, 2001

Fixed Charges and Preference Dividends:

Interest Expense - Gross                                             23,350
Interest on Rent Expense                                                930
                                                                    --------
   Total Fixed Charges                                               24,280

Preference Stock Dividends                                           11,957
                                                                    --------
Total Fixed Charges and Preference Dividends                         36,237
                                                                    ========

Earnings (Deficit):

Pretax Loss                                                         (24,181)

Fixed Charges                                                        24,280
                                                                    --------

   Total Deficit before Preference Dividends                           (570)

Preference Dividends                                                 11,957
                                                                    --------
Total Deficit                                                       (12,527)
                                                                    ========

Ratio of Earnings to Fixed Charges                                    --
                                                                    ========
Ratio of Earnings to Combined Fixed

Charges and Preference Dividends                                      --
                                                                    ========


     For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings were calculated by adding pretax loss, interest expense, the portion of rents representative of an interest factor and, in the case of the latter ratio, preference dividends. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. During the nine months ended September 30, 2001, (i) earnings were insufficient to cover fixed charges and the dollar amount of the coverage deficiency was $12.5 million and (ii) earnings were insufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage deficiency was $12.5 million.